UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2005

Pegasystems Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	1-11859	04-2787865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Main Street, Cambridge, Massachusetts		02142
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-374-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2005, Pegasystems Inc. (the "Company") filed a Current Report on Form 8-K to report, among other things, that it had entered into amendments to certain existing stock option agreements between the Company and each of the following directors: Alexander V. d’Arbeloff, Steven F. Kaplan, William H. Keough, Edward A. Maybury, James P. O’Halloran, Edward B. Roberts and William W. Wyman (each, a "Non-Employee Director"). The amendments provided that, if a Non-Employee Director has been a member of the Company’s Board of Directors for five years or more as of the date that such Non-Employee Director ceases to be a Board member, such Non-Employee Director may exercise the applicable stock option at any time before the scheduled expiration date of the option agreement (which is typically ten years from the date of grant).

At a meeting held on June 2, 2005, the Company’s Board of Directors determined that these amendments would apply to the existing stock option agreements between the Company and Richard H. Jones, even though Mr. Jones is employed by the Company. Such amendments apply to all stock options held by Mr. Jones with an exercise price equal to or greater than the fair market value of the Company’s common stock on June 2, 2005. These amendments do not apply to any stock options held by Mr. Jones with an exercise price less than the fair market value of the Company’s common stock on June 2, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1* Form of Director Indemnification Agreement dated April 6, 2005

*Previously filed as an exhibit to the Regsitrant's Form 8-K (File No. 001-11859) filed on April 11, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

June 8, 2005	By:	/s/ Christopher J. Sullivan

Name: Christopher J. Sullivan
Title: Senior Vice President, Chief Financial Officer and Treasurer